Exhibit 10.11

Loan Agreement

between

Shareholders Set Out in Annex I

and

Xincheng (Shanghai) Information Technology Co., Ltd.

4 August 2020

Loan Agreement

This Loan Agreement (hereinafter referred to as the “Agreement”) was entered into by and between the following two parties on 4 August 2020 in Shanghai, the PRC:

(1)

Xincheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Lender”) is a company incorporated and subsisting under the laws of the People’s Republic of China (hereinafter referred to as the “PRC”), with its registered address at 1F, Building 1, No. 977 Shangfeng Road, Pudong New District, Shanghai;

(2)	Shareholders set out in Annex I (hereinafter referred to as the “Borrowers”).

(The Lender and the Borrowers are individually referred to as a “Party” and collectively as the “Parties.”)

Whereas:

1.	The Borrowers hold 100% equity of Guangcheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Company”), a company incorporated and subsisting under PRC laws;

2.	The Lender intends to provide a loan to the Borrowers for the purpose specified in the Agreement.

Upon friendly negotiation, the Parties arrive at the following agreement for mutual observance:

Article 1 The Loan

1.1

Under the terms of the Agreement, the Lender agrees to provide the Borrowers with an interest-free loan (hereinafter referred to as the “Loan”) of not more than RMB47 million. The loan is a long-term loan and shall last until the Lender sends a notice of call to the Borrowers. During the loan period or extended loan period, the Borrowers shall make repayment in advance in any of the following circumstances:

(1)	The 30-day period expires after the Borrowers receive a written notice of call from the Lender.

(2)	The Borrowers are deceased or have no or limited capacity for civil conduct;

(3)

To the extent permitted by the PRC laws, the Lender or a person designated by it may invest in value-added telecommunications services such as Internet information services and other businesses that the Company engages in, and the Lender has issued a written notice regarding the purchase of the Company’s equity to the party to exercise the purchasing right in accordance with the Exclusive Call Option Agreement (including the amendments, supplements or restatements thereof);

(4)	The Borrowers cease to be shareholder of the Company or no longer hold a post in the Company, the Lender or its affiliated companies for whatsoever reason;

(5)	The Borrowers have committed or are involved in criminal activities; or

(6)	The Borrowers are claimed for a compensation of more than RMB500,000 by any third party.

1.2

The Lender agrees that under the premise that all the prerequisites specified in Article 3 herein are met (or wholly or partially waived), the Lender, at its own discretion, will remit the Loan in full to the account designated by the Borrowers within 20 days from the date on which the Lender receives a written notice (the sample of which is set out in Annex II) of asking for the Loan from the Borrowers and signs on the said written notice. The Borrowers shall issue a receipt of confirmation to the Lender on the day of receiving the aforesaid Loan. The Loan provided by the Lender under the Agreement applies only to the Borrowers, not to the successors or assignees of the Borrowers.

1.3

The Borrowers agree to accept the aforesaid loan provided by the Lender, and hereby agree and warrant that the loan will be used for investment in the Company or for the business development of the Company. Save with the prior written consent of the Lender, the Borrowers shall not use the aforesaid loan for any other purpose. If the Borrowers, without the prior written consent of the Lender, use the loan for any other purpose not specified herein, the Borrowers shall, as required by the Lender, immediately repay the loan in full together with the interest calculated as per the maximum interest rate permitted by the laws.

1.4

The Borrowers hereby agree and warrant that save as specified in Article 1.1 hereof, the Borrowers will not make early repayment during the loan period or the extended loan period without the written notice from the Lender.

1.5

If the equity held by the Borrowers in the Company has been transferred to the Lender or other party designated by the Lender but the equity transferred is insufficient to repay the loan, the Borrowers shall be deemed as having repaid the loan in full, and the Lender shall waive the right to recover the remaining part of the loan. If, according to the prevailing applicable laws, the consideration for the transfer of the equity in the Company is more than the loan amount, the Borrowers shall pay such difference to the Lender or any person designated thereby by legal means.

Article 2 Repayment

2.1

The Parties hereby unanimously agree and confirm that the Borrowers shall repay the loan hereunder only in the following two manners: (i) the Borrowers shall transfer all or part of its equity in the Company to any person (domestic legal person or domestic natural person) designated by the Lender, (ii) to the extent permitted by the PRC laws and upon examination and approval by competent authorities, the Borrowers shall transfer all or part of its equity in the Company to the Lender.

2.2

The Parties unanimously agree and confirm that any gains (hereinafter referred to as “Such Gains”) of the Borrowers from transferring their equity in the Company shall be used to repay the loan hereunder, until the loan is repaid in full, and the Borrowers shall pay Such Gains to the Lender in the manner designated by the Lender, until this Loan Agreement is terminated upon full repayment of the loan.

2.3

The Parties hereby unanimously agree and confirm that to the extent permitted by the prevailing PRC laws, the Lender shall have the right but is not obligated to purchase at any time all or part of the Borrowers’ equity in the Company subsequent to their acquisition of the loan according to the Exclusive Call Option Agreement (including amendments, supplements or restatements made thereto from time to time).

Article 3 Conditions Precedent for the Loan

3.1	Only after all the following conditions are satisfied or waived by the Lender in writing shall the Lender be obligated to provide the loan to the Borrowers according to Article 1.1:

(1)	The Lender receives on schedule the drawdown notice formally signed by the Borrowers according to Article 1.2;

(2)

The Lender, the Borrowers and other relevant parties execute the Exclusive Call Option Agreement, Shareholders’ Voting Rights Proxy Agreement, Exclusive Technical Consulting and Service Agreement, Intellectual Property License Agreement and Equity Pledge Agreement on the day the Agreement is executed;

(3)	The representations and warranties made by the Borrowers under Article 4.2 are true, complete, correct and not misleading;

(4)

The Borrowers have not violated any undertakings made thereby under Article 5 herein and no event that may affect the Borrowers’ fulfilment of obligations under the Agreement occurs or foreseeably occurs.

Article 4 Representations and Warranties

4.1	From the date of execution of the Agreement to the date of termination thereof, the Lender makes the following representations and warranties to the Borrowers:

(1)	The Lender is a company incorporated and legally subsisting under the PRC Laws;

(2)

The Lender has the right to execute and perform the Agreement. The Lender’s execution and performance of the Agreement comply with the Lender’s business scope and articles of association or other constitutional documents. The Lender has obtained all necessary and due approvals and authorization for execution and performance of the Agreement; and

(3)	The Agreement shall upon execution constitute the Lender’s legal and valid obligations and shall be enforceable against the Lender according to laws.

4.2	From the date of execution of the Agreement to the date of termination thereof, the Borrowers represent and warrant as follows:

(1)

If the Borrowers are limited liability companies, they have independent legal status and may act as the subject of litigation independently; if they are any other organizations, they may act as the subject of litigation independently;

(2)	They are duly authorized to execute, deliver and perform the Agreement;

(3)	The Agreement shall upon execution constitute the Borrowers’ legal and valid obligations and shall be enforceable against the Borrowers according to laws;

(4)	There is no or no potential dispute, litigation, arbitration, administrative procedures or any other legal procedures relating to the Borrowers; and

(5)

The Borrowers’ execution and performance of the Agreement do not violate or conflict with all applicable laws, any agreement to which they are parties or which is binding on their assets, any court judgement, any award of arbitration authorities or any decision of administrative authorities.

Article 5 Undertakings by the Borrowers

5.1	The Borrowers undertake that during the validity period of the Agreement:

(1)	They shall use the loans for the purposes specified in the Agreement and try their best to enable the Company to continue the e-commerce business under its planning;

(2)	Without the Lender’s prior written consent, they shall not take any action and/or inaction that may cause any material effect to the Company’s assets, businesses and responsibilities;

(3)	If the Borrowers sell the equities held by them in the Company within the range permitted by the Lender, the Borrowers shall first use all the proceeds for repayment of loans to the Lender.

Article 6 Default Liability

6.1

If either Party breaches the Agreement so that the Agreement cannot be performed in part or in whole, the said Party shall bear the default liability and compensate the other Party for the losses (including the resulting legal cost and lawyer’s fee) arising therefrom; if both Parties breach the Agreement, they shall bear their respective liabilities according to actual conditions.

6.2

If the Borrowers fail to fulfil its repayment obligation within the time limit prescribed in the Agreement, the Borrowers shall pay an overdue interest at 0.01% of the outstanding payables every day until the date on which the Borrowers repay all the loan principals, overdue interests and other monies.

Article 7 Notices

7.1

All notices and other correspondences required or issued under the Agreement shall be sent to the following addresses of the Parties by personal delivery, registered mail, prepaid or commercial express service or fax. Each notice shall also be served by email. The said notices shall be deemed as served:

(1)	on the date of sending if sent by personal delivery, express service or registered or prepaid mail;

(2)	on the date they are successfully sent (as evidenced by an automatically generated delivery confirmation), if sent by fax.

7.2	The addresses of the Parties for receiving notices are as follows:

Borrower: Xincheng (Shanghai) Information Technology Co., Ltd.

Address:     6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Tel.:        ***********

Email:     ***********

Recipient: Lisa

Borrower:	Shanghai Chelin Information Technology Center (Limited Partnership)

Address:

Fax:

Email:

Tel.:

Borrower: Shanghai Yuji Information Technology Center

Address:

Fax:

Email:

Tel.:

Borrower: Shanghai Yuqiang Information Technology Center

Address:

Fax:

Email:

Tel.:

Borrower: Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Address: 2015-633, Cyberport Building, No. 258 Gaoxin Street, High-tech Industrial Development Zone (Xinshi District), Urumqi, Xinjiang

Fax:

Tel.:

Recipient:

Borrowers : Two shareholders, namely Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Address: Room 124, No. 7 Office Building, Business Center, Meishan Avenue, Beilun District, Ningbo

Fax:

Tel.:

Recipient:

7.3	Either Party may change its address for receiving the notices by giving a notice to the other Party at any time in accordance with the provisions of this article.

Article 8 Confidentiality Obligations

8.1

Both Parties acknowledge and confirm that any oral or written information related to the Agreement and the contents thereof or exchanged between them for the preparation or performance of the Agreement is deemed to be confidential. Both Parties shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the written consent of the other Party, except for the following information: (a) any information that is or will be in the public domain (except unauthorized disclosure by the Party receiving confidential information); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules or orders of government agencies or a court; or (c) information required to be disclosed by any Party to its shareholders, investors, legal or financial advisers in connection with the transaction described in the Agreement (the said shareholders or legal or financial advisors are also required to be bound by confidentiality obligations similar to those in this article). Disclosure of confidential information by any employee or agency engaged by either Party shall also be deemed as disclosure of confidential information by that Party, who shall be liable for breach of contract according to the Agreement. This article shall survive the termination of the Agreement for any reason.

Article 9 Governing Laws and Settlement of Disputes

9.1	The conclusion, effectiveness, interpretation, performance, modification and termination of the Agreement and settlement of disputes shall be governed by the PRC laws.

9.2

Any dispute arising from interpretation and performance of the Agreement shall preferably be settled through friendly negotiation between the two Parties hereto. If such dispute is still unable to be settled within 30 days after either Party sends to the other Party a written notice requiring settlement through negotiation, either Party may submit the dispute to Shanghai Arbitration Commission for arbitration in accordance with its arbitration rules in effect at the time. The arbitration place is Shanghai and the language used is Chinese. The arbitration award shall be final and equally binding on both Parties.

9.3

Upon the occurrence of any dispute arising from the interpretation and performance of the Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the two Parties hereto shall continue to exercise their respective other rights and perform their respective other obligations under the Agreement.

Article 10 Miscellaneous

10.1

The Parties agree that the Agreement, upon execution, shall immediately supersede the Loan Agreements (hereinafter collectively referred to as the “Original Agreements”) entered into on 16 October 2019 between the Lender and Shanghai Guangcheng Information Technology Center (Limited Partnership), Shanghai Yuji Information Technology Center, Shanghai Yuqiang Information Technology Center, Xinjiang Xinrong Zhihui Equity Investment Co., Ltd., Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership).

The Lender further agrees that it will not require continued performance of the Original Agreements or claim any of its rights under the Original Agreements.

10.2

The Agreement shall take effect as from the date of signing by both Parties and shall cease to be effective after both Parties have completed performing their respective obligations under the Agreement.

10.3	The Agreement is written in Chinese and executed in multiple counterparts with equal legal effect, with one held by either Party.

10.4

The two Parties hereto may make amendments and supplements to the Agreement in a written agreement. Any amendments and/or supplements to the Agreement between the two Parties hereto shall be an integral part of the Agreement and shall have the same legal effect as the Agreement.

10.5

In the event that one or several of the provisions of the Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or damaged in any respect. The two Parties shall strive through amicable negotiation to replace those invalid, illegal or unenforceable provisions with effective provisions to the greatest extent permitted by law and of the expectation of the two Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6	Annexes (if any) to the Agreement shall be an integral part of the Agreement and shall have the same legal effect as the Agreement.

10.7

Without the prior written consent of the Lender, the Borrowers shall not transfer any of their rights and/or obligations hereunder to any third party, and the Lender shall have the right to transfer any of its rights hereunder to any third party designated by it after notifying the Borrowers.

10.8	The Agreement shall be binding on the legal assignees or successors of both Parties.

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Accordingly, in witness whereof, both Parties have caused their authorized representatives to sign this Loan Agreement on the first above written date hereof to become effective immediately.

Lender:

Xincheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Xincheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Lijun ZHOU
Name:	Lijun ZHOU
Title:	General Manager

Borrower:

Shanghai Chelin Information Technology Center (Limited Partnership)

(Seal)

/s/ Seal of Shanghai Chelin Information Technology Center (Limited Partnership)

Signature:	/s/ Yan JIANG
Name:	Yan JIANG
Title:	Authorized Signatory

Accordingly, in witness whereof, both Parties have caused their authorized representatives to sign this Loan Agreement on the first above written date hereof to become effective immediately.

Borrower

Shanghai Yuji Information Technology Center (Seal)
/s/ Seal of Shanghai Yuji Information Technology Center

Signature:	/s/ Chong LI
Name:	Chong LI
Title:	Authorized Signatory

Accordingly, in witness whereof, both Parties have caused their authorized representatives to sign this Loan Agreement on the first above written date hereof to become effective immediately.

Borrower

Shanghai Yuqiang Information Technology Center (Seal)
/s/ Seal of Shanghai Yuqiang Information Technology Center

Signature:	/s/ Su ZHANG
Name:	Su ZHANG
Title:	Authorized Signatory

Accordingly, in witness whereof, both Parties have caused their authorized representatives to sign this Loan Agreement on the first above written date hereof to become effective immediately.

Borrower

Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

Accordingly, in witness whereof, both Parties have caused their authorized representatives to sign this Loan Agreement on the first above written date hereof to become effective immediately.

Borrower

Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

(Seal)

/s/ Seal of Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Signature:	/s/ Yanan ZHENG
Name:	Yanan ZHENG
Title:	General Manager

Annex I:

Company’s General Information

Company name: Guangcheng (Shanghai) Information Technology Co., Ltd.

Ownership structure:

Names of shareholders	Contribution in the Company’s Registered Capital (RMB)	Shareholding percentage
Shanghai Chelin Information Technology Center (Limited Partnership)	37,584,848	81.471%
Shanghai Yuji Information Technology Center	4,588,681	9.947%
Shanghai Yuqiang Information Technology Center	1,843,336	3.996%
Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.	1,654,500	3.586%
Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)	312,514	0.677%
Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)	148,816	0.323%

Total	46,132,695	100.000%

Annex II:

Notice

The Borrowers and the Lender entered into a loan agreement in Shanghai, China on [            ], 2020 under which the Lender agree to provide the Borrowers with a loan of no more than RMB47 million.

According to the said loan agreement:

The Borrowers apply to the Lender for the loan of RMB[    ]0’000 under the loan agreement, and the Lender hereby agree to provide the Borrowers with the loan of RMB[    ]0’000 in accordance with this notice.

The Borrowers hereby agree to repay the loan to the Lender in accordance with the loan agreement.

Lender:

Xincheng (Shanghai) Information Technology Co., Ltd. (Seal)

Signature:
Name:
Title:
Borrowers:
Shanghai Chelin Information Technology Center (Limited Partnership)
(Seal)

Signature:
Name:
Title:

Shanghai Yuji Information Technology Center	Shanghai Yuqiang Information Technology Center
(Seal)	(Seal)

Signature:	Signature:
Name:	Name:
Title:	Title:

Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.
(Seal)

Signature:
Name:
Title:

Borrowers

Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)
(Seal)

Signature:
Name:
Title:

Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)
(Seal)

Signature:
Name:
Title: